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EXHIBIT 23.14

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Registration Statement on Form F-4 of Petroleos Mexicanos of our report dated February 25, 2000 relating to the financial statements of Kot Insurance Company Limited, which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS PricewaterhouseCoopers
Hamilton, Bermuda February 3, 2003

MAILING ADDRESS: PO BOX HM 1171, Hamilton, Bermuda HM EX.
A list of partners can be obtained from the above address.

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  EXHIBIT 23.14
CONSENT OF INDEPENDENT ACCOUNTANTS